UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 11, 2005
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 14, 2005, the Company entered into a consulting agreement with G+H Group related to Kenneth Haber’s services as Interim Chief Financial Officer. Pursuant to the terms of the consulting agreement, Mr. Haber will continue as an employee of G+H Group and the Company will pay G+H Group a weekly consulting fee of $6,730 through June 30, 2006 so long as Mr. Haber is serving as Interim Chief Financial Officer of the Company.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On November 11, 2005, R. Louis Schneeberger stepped down as the Company’s Chief Financial Officer, effective immediately.
(c) On November 14, 2005, the Company appointed Kenneth Haber, 54, as the Company’s Interim Chief Financial Officer. For the past five years, Mr. Haber has been the owner and president of G+H Group, a consulting firm specializing in finance, general management, strategic design and implementation, and mergers and acquisitions.
G+H Group has previously provided consulting services to the Company. From February 14, 2005 through the date of Mr. Haber’s appointment as Interim Chief Financial Officer, G+H Group collected fees from the Company totaling $139,800 for consulting services primarily related to developing a new planning and budgeting process and establishing key performance metrics.
The description of the consulting agreement provided under Item 1.01 is hereby incorporated by reference.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.

(Registrant)

Date: November 17, 2005	/s/ Valerie Gentile Sachs

Name: Valerie Gentile Sachs Title: Vice President, General Counsel and Secretary